UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K / A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2011

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599

(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Crown Holdings, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on May 2, 2011 (the “Original Filing”) for the sole purpose of disclosing the Company’s decision as to the frequency with which it will include advisory votes on executive compensation in future annual meeting proxy materials.  No other changes have been made to the Original Filing.

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

    As previously reported, at the Company’s 2011 Annual Meeting of Shareholders held on April 28, 2011, a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis.  After consideration of the shareholder voting results, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next shareholder advisory vote on the frequency of future votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2011	CROWN HOLDINGS, INC.

By: /s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller